Joint Repayment Contract

No.: [P2012M11SCSDQ0001-0012]

Borrower (Party A): Chisen Electric Jiangsu Co., Ltd.

Domicile: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu	Post Code: 211700

Legal Representative: Xu Kecheng

Financial Institution for Deposit: Xuyi Xinhua Sub-Branch, Industrial and Commercial Bank of China

Account No.: 1110090309200077630

Tel.: 0517-88555599	Fax: 0517-88556166

Lender (Party B): CITIC Trust Co., Ltd.

Domicile: F/13, Capital Mansion, No. 6, Xinyuan South Road, Chaoyang District, Beijing	Post Code: 100004

Legal Representative: Pu Jian

Financial Institution for Deposit: Beijing Capital Mansion Sub-Branch, China CITIC Bank

Account No.: 7110210186800061319

Tel.: 010-84861327	Fax: 010-84861380

Joint repayer (Party C): Zhejiang Chisen Electric Co., Ltd.

Domicile: No.1188, Taihu Avenue, Changxing Economic Development Zone	Postal code: 313100

Legal Representative: Xu Kecheng

Opening bank: CCB Changxing Jiefangdonglu Sub-branch

A/C.: 330016472420500000065

Tel.: 0572-6225888-8608	Fax: 0572-6267588

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WHEREAS:

1. Party A and Party B hereto entered into the “RMB Funds Loan Contract (hereinafter referred to as the "Loan Contract") numbered [P2012M11SCSDQ0001-0003] on the day, 2012. Party B shall grant to Party A trust loans in an amount not more than RMB 200,000,000.00 (amount in words: say RMB two hundred million only) with an annual interest rate of 8%. The maturity of the loan is three years.

2. Party C is willing to act as the joint repayer of the trust loans under the Loan Contract, while Party A agrees upon and Party B accepts Party C as the joint repayer of the trust loans under the Loan Contract.

Therefore, through friendly consultation, Party A, Party B and Party C (“the Parties”) enter into this Contract so that Party C acts as the joint repayer of the trust loans under the Loan Contract.

Article 1 Joint Repayment

For purposes of this Contract, joint repayment shall have the following meanings:

1.1 Party C is willing to act as the joint repayer of the trust loans under the Loan Contract, so that it will assume the obligations for the repayment to Party B of the loans under the Loan Contract and the accrued interests thereof, jointly and separately with Party A.

1.2 Party A agrees that Party C acts as the joint repayer of the trust loans under the Loan Contract, so that Party C will assume the obligations for the repayment to Party B of the loans under the Loan Contract and the accrued interests thereof, jointly and separately with Party A.

1.3 Party B accepts Party C as the joint repayer of the trust loans under the Loan Contract, so that Party C will assume the obligations for the repayment to Party B of the loans under the Loan Contract and the accrued interests thereof, jointly and separately with Party A.

Article 2 Amount of Credit and Debt for Joint Repayment

1.1 The Parties hereto confirm that the amount of the credit and debt for joint repayment as mentioned herein is the amount corresponding to all the credits receivable by Party A to Party B and all the debts owned by Party B to Party A under the Loan Contract, including but not limited to all the principal of and interests on the trust loans (including compound interest and penalty interest), liquidated damages, compensation, other amounts payable by Party A to Party B (including, but not limited to any handling fees, telecommunications fees, miscellaneous fees), and any costs incurred by Party B arising from realization of liability and guarantee right (including, but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, notary fees, delivery fees, advertising fees, and attorneys' fees).

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1.2 Pursuant to the Loan Contract, Party B shall grant to Party A trust loans in the amount of RMB 200,000,000.00 (amount in words: say RMB two hundred million only) with an annual interest rate of 8%. The maturity of the loan is three years.

1.3 Party C hereby states that it fully understands and agrees all the terms and conditions of the Loan Contract and the obligations to be assumed by Party A.

1.4 The Parties hereto confirm that upon the entry into force of the Contract, Party B shall have the right to request Party C to assume any obligations for repayment to be assumed by Party A.

Article 3 Party C’s Representations and Covenants

Party C makes the following representations, warranties and covenants, on the basis of which Party B accepts Party C as the joint repayer of the trust loans under the Loan Contract:

3.1 Party C is a legal person registered under the laws and regulations of the People's Republic of China. As of the day on which the trust loans under the Loan Contract are granted, Party C is in normal operation, free from any existing or reasonably expected factor which may result in its inability to maintain normal operation during the term of the loan.

3.2 The execution of the Contract and the performance of its obligations hereunder on the part of Party C comply with relevant laws, administrative rules, regulations and the provisions set forth in its articles of association and constitutional documents. Party C has been approved and legally authorized by the authority with the jurisdiction to do so and has legally perform its obligation for information disclosure (if applicable).

3.3 All the documents and information provided by Party C to Party B, including, but not limited to the financial statements, the loan contracts being performed and entered into with other financial institutions, and security for others/itself, are true, accurate, legitimate and effective.

Its execution and performance of this Contract are not in conflict with the provisions binding on it or its assets (including its Articles of Association and other provisions), including but not limited to any security provided to others/itself.

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3.4 Except those disclosed to Party B in writing, Party C did not conceal any event that occurred or likely to occur that may cause Party B to refuse to accept Party C as the joint repayer of the trust loans under the Loan Contract:

(1) important events of breaching the principle, law or reimbursement involving Party C or its main leaders;

(2) any event of default under the contract entered into by Party C and other debtors;

(3) outstanding litigation or arbitration;

(4) debts, contingent liability assumed by Party C or any mortgage, pledge or guarantee provided to the third party; or

(5) other conditions that may affect its financial position and repayment capability.

3.5 Party C agrees that Party B may get access to the credit of Party C through the People's Bank of China and the credit database established and approved by the credit reporting authorities or relevant departments or authorities. Party C further agrees that Party B provides Party C’s information to the People's Bank of China and the credit database. Party C further agrees that Party B may reasonably use and disclose such information as necessary.

Article 4 Liability for Breach of Contract and Remedies against Circumstances Prejudicing Party B’s Claims

4.1 Defaults by Party C

(1) Party C is in breach of any of the terms hereof or any legal obligations;

(2) Party C demonstrates, expressly or impliedly, that it will not perform any obligation hereunder.

4.2 Circumstances which may prejudice Party B’s claims

(1) In case of any of the following circumstances which Party B deems may prejudice the safety of the claims hereunder: work contracting, trust (takeover), lease, stock system reformation, reduction of registered capital, investment, joint operation, merger, combination, acquisition, reorganization, division, joint venture, voluntary or passive application for winding up, application for dissolution, being canceled, voluntary or passive application for bankruptcy, change in controlling shareholder/actual controller, transfer of major assets, shut down, closure, high amount of fines by certain authorities, registered issues being imposed, business license being revoked, being involved in major legal disputes, serious difficulties in production or operation, bad financial conditions, or failure of legal representative or main principal and individual guarantor to perform normal duties;

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(2) In case of any of the following circumstances which Party B deems may prejudice the safety of the claims hereunder: Party C fails to discharge other due debts (including those to Party B or other third person), transfers its properties at a low price or without consideration, reduce a third person’s debts, delays in exercising claims or other rights or provides a guarantee to a third person;

(3) Party C’s shareholders misuse the company’s status of independent legal person or shareholders’ limited liability and escape from debts, which Party B deem may prejudice the safety of the claims hereunder and under the Loan Contract;

(4) In case of any of the following circumstances which Party B deems may prejudice the safety of the claims hereunder: (i) violation of any of the terms of relevant guarantee contract, or the statements and warrants contain any false or error information, or some information is omitted; (ii) work contracting, trust (takeover), lease, stock system reformation, reduction of registered capital, investment, joint operation, merger, combination, acquisition, reorganization, division, joint venture, voluntary or passive application for winding up, application for dissolution, being canceled, voluntary or passive application for bankruptcy, change in controlling shareholder/actual controller, transfer of major assets, shut down, closure, high amount of fines by certain authorities, registered issues being imposed, business license being revoked, being involved in major legal disputes, serious difficulties in production or operation, bad financial conditions, or failure of legal representative or main principal and individual guarantor to perform normal duties, which may affect the guarantor’s capability to assume the guarantee; (iii) other circumstances which result in actual or possible loss of the warrant capability;

(5) the guarantee cannot be accepted, become effective or invalid, is canceled or rescinded, or the guarantor is in breach of the contract or shows, expressly or impliedly, that it will not perform the guarantee liability, or the guarantor loses all or part of the guarantee capability, or the value of collateral reduces, which Party B deems may prejudice the safety of the claims hereunder;

(6) Party C’s controlling shareholder/actual controller/legal representative/individual guarantor loses the civil capability or is taken criminal compulsory measures;

(7) any other circumstance which may prejudice the safety of the claims hereunder.

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4.3 Party B’s remedies

In case of any of the circumstances set forth in Article 4.1 or 4.2 hereof, Party C shall send a written notice to Party B within two days thereafter. Party B shall have the right to require Party C to correct its default and to exercise the following rights, separately or jointly. If Party C fails to correct its default within 5 business days after Party B sends the notice, Party B shall have the right to exercise the following rights:

(1) to stop disbursing the Loan;

(2) to declare the Loan becomes due immediately and require Party C to forthwith repay all principals, interests and fees with respect to all due and undue debts hereunder;

(3) to require Party C to provide new guarantee which meets Party B’s requirement for all debts hereunder;

(4) to exercise the security right;

Article 5 Alteration, Transfer, Rescission or Termination of the Contract

5.1 After the execution of the Contract, neither party may alter or rescind the Contract unilaterally.

5.2 Any alterations to the Contract shall be subject to unanimous consent of the Parties and specified in a written agreement.

5.3 Party B has the right to transfer its rights and obligations under the Contract and the Guarantee Contract to a third person. Without Party B’s consent, Party C may not transfer its rights and obligations hereunder to any third person.

5.4 Under any of the following circumstances, the Contract may be rescinded or terminated:

(1) the Parties enter into a written agreement though negotiation; or

(2) the Contract is to be rescinded or terminated according to pertinent laws or other clauses hereof.

Article 6 Applicable Law and Dispute Settlement

6.1 The Contract shall be governed by the laws of the People’s Republic of China.

6.2 Any and all disputes arising from performance of the Contract may be settled through negotiation between the Parties; where negotiation fails, the following method shall apply: either party may bring a suit with the People’s Court having the jurisdiction upon the place where Party B is located.

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Article 7 Enforcement of Notarization

7.1 Once notarized, the Contract becomes an enforceable deed of claim. Party C covenants that, if Party C fails to perform any or all of its obligations hereunder, it is willing to accept the enforcement of certain judicial organ, without legal proceedings, and that Party B may, in accordance with Article 214 of the Civil Procedure Law, apply to the People’s Court having jurisdiction for enforcement; meanwhile, Party C waives the defense right.

7.2 Party B and Party C hereby jointly confirm that they have fully understood the meanings, contents, procedures and effectiveness of pertinent laws, regulations and regulatory documents concerning enforcement of notarization.

7.3 Where Party C fails to perform, or performs in an improper way, the notarized deed of claim which is enforceable, Party B shall send a written notice to Party C of correction of such default within 5 business days as of the date of the notice; otherwise, Party B may apply to the notary office for a certification of enforcement and Party C shall cooperate with the notary office within the period notified by Party B in completing the face-to-face verification procedures. Party C undertakes to cooperate in Party B’s application in all aspects, including, but not limited to, cooperation with the notary office within the period notified by Party B in completing the face-to-face verification procedures. If Party C fails to perform the aforesaid obligation after receiving a written notice from Party B, Party C hereby confirms that, in case of Party C’s absence, the notary office shall be deemed having completed the face-to-face verification procedures after it completes the verification work subject to its internal flow according to Party B’s application, and that Party C accepts all the legal consequences arising therefrom.

7.4 The stipulations of Article 7 hereof on enforcement of notarization shall prevail than Article 6 hereof (Applicable Law and Dispute Settlement).

7.5 It is agreed to appoint Beijing Fangyuan Notary Office to go through the legal procedures for enforcement of notarization with respect to the Contract and to issue a notarial deed.

Article 8 Miscellaneous

8.1 Notice

(1) Unless otherwise stipulated herein, each and all notices between the Parties under the Contract may be sent to the following addresses by fax, mail, express or any other methods agreed:

Party A: Chisen Electric Jiangsu Co., Ltd.

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Add.: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu

Postal code: 211700

Attn.: Zhao Feng

Tel.: 0517-88555599

Fax: 0517-88556166

Party B: CITIC Trust Co., Ltd.

Add.: Room 4602, Capital Mansion, No. 6, Xinyuan South Road, Chaoyang District, Beijing

Postal code: 100004

Attn.: Hao He

Tel.: 010-84861259

Fax: 010-84861355

Party C: Zhejiang Chisen Electric Co., Ltd.

Address: No.1188, Taihu Avenue, Changxing Economic Development Zone

Postal code: 313100

Attn.: Liu Chuanjie

Tel.: 0572-6225888-8608

Fax: 0572-6267588

(2) Either party subject to any change in its correspondence address or contact information shall forthwith send a written notice to the other party of such change; otherwise, the changing party shall be fully responsible for the losses arising from failure to make a notice in time.

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8.2 Right Reserved

Party B’s rights under the Contract shall not prejudice or exclude any of its rights entitled to it under applicable laws, regulations and other contracts. Party B’s tolerance, extension or preference of any default or delay, or Party B’s late exercise of any of its rights hereunder, shall not be deemed as Party B’s waiver of its rights and interests hereunder or as permission or acceptance of any breach of the Contract, nor restrict, prevent or affect Party B’s further exercise of such right or exercise of any other right, nor create Party B’s obligation and liability to Party A or Party C.

8.3 The Contract shall come into force with signatures or seals of the Parties’ respective legal representatives or authorized representatives and the common seals of the Parties.

The Parties hereto confirm that as the appendix to the Loan Contract and, this Contract, together with the Loan Contract, constitutes the master contract. Therefore, all the collateral contracts of the Loan Contract shall be the collateral contracts of the Contract.

8.4 Anything not covered herein may be specified in a written agreement between the Parties, which shall be attached hereto. Any annexes and modifications to or supplementation with the Contract shall be an integral part of the Contract and have the same legal force and effect.

8.5 The Contract is executed in ten copies with equal legal effect, one for each party hereto, one for Guarantor and the remaining to be used for completion of relevant procedures for enforcement and notarization. All the copies shall have the same legal effect.

8.6 Party A and Party C have read all the clauses of the Contract. At the request of Party A and Party C, Party B has explained relevant clauses hereof. Party A and Party C have been fully aware of and understood the meanings of the clauses hereof and relevant legal consequences.

8.7 Party A and Party C confirm that following Party C assumes the obligations for joint repayment under this Contract, its credit and debt relating to Party A shall be separately confirmed and settled by Party A and Party C, which shall have nothing to do with Party B.

[The Remainder of This Page is Intentionally Left Blank]

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(This page intentionally left blank, solely for the signature of the Joint Repayment Contract numbered P2012M11SCSDQ0001-0012).

Party A: Chisen Electric JiangSu Co., Ltd. (Official seal):

Legal Representative or Authorized Representative (Signature/seal):  /s/ Authorized Representative

Signed on: December 17, 2012

Party B: Lender (Party B): CITIC Trust Co., Ltd. (Official Seal):

Legal Representative or Authorized Representative (Signature/seal):  /s/ Authorized Representative

Signed on: December 17, 2012

Party C: Zhejiang Chisen Electric Co., Ltd. (Official seal)

Legal Representative or Authorized Representative (Signature/seal):  /s/ Authorized Representative

Signed on: December 17, 2012

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